Exhibit 99.1

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

Investor Relations Contact:	Company Contact:
Claire McAdams	Jeffrey Andreson, CFO
Headgate Partners LLC	Nanometrics Incorporated
530.265.9899	408.545.6143
claire@headgatepartners.com	jandreson@nanometrics.com

Nanometrics Reports First Quarter 2017 Financial Results

Shipments, Foundry Sales and Service Revenues at Record Levels; Outlook Strengthens for FY 2017

MILPITAS, Calif., May 2, 2017 — Nanometrics Incorporated (NASDAQ: NANO), a leading provider of advanced process control systems, today announced financial results for its quarter ended April 1, 2017.

Q1 2017 Highlights:

-

Record Shipments.  Successful launch of our latest Atlas® III flagship system for optical critical dimension (OCD) process control led to record tool shipments in the first quarter, and an outlook for record-level revenues in the second quarter of 2017.

-	Record Foundry Sales. Market share gains in the Foundry sector resulted in our sales to Foundry customers growing significantly, increasing 15% quarter-on-quarter and 86% year-on-year.
-

Record Service Revenues. A meaningful expansion of our footprint with every one of the top semiconductor manufacturers worldwide has increased our installed base and enabled us to grow our service revenues, which were up 35% from Q1 2016.

-

Strengthening Business Outlook for 2017. Due to continued expansion of our customers’ capital spending plans, combined with our leading market positions at the most advanced technology device nodes, the outlook for both 3D-NAND and Foundry has further strengthened our expectations for the year, with second-half revenues now expected to increase by at least 10% over the first half.

GAAP Results
	Q1 2017	Q4 2016	Q1 2016
Revenues (Millions)	$59.3	$59.2	$47.5
Gross Margin	48.0%	52.1%	51.6%
Operating Margin	9.3%	15.2%	7.9%
Net Income (loss) (Millions)	$5.4	$26.7	$3.5
Earnings per Diluted Share	$0.21	$1.04	$0.14

Non-GAAP Results
	Q1 2017	Q4 2016	Q1 2016
Gross Margin	48.3%	52.3%	52.5%
Operating Margin	9.9%	15.4%	8.8%
Net Income (Millions)	$4.8	$8.4	$3.9
Earnings per Diluted Share	$0.19	$0.33	$0.16

A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements that are part of this release and on the investor page of Nanometrics' website. Non-GAAP results exclude the impact of amortization of acquired intangibles, restructuring and certain discrete tax items.

“Year-to-date in 2017, we are seeing continued strengthening in the semiconductor capital spending environment, particularly for 3D-NAND devices,” commented Dr. Timothy J. Stultz, president and chief executive officer of Nanometrics. “Whereas we previously forecast a relatively balanced year for revenues, the outlook for the second half of 2017 has strengthened significantly, due to continued spending in Foundry and increased 3D-NAND investments. While first-half 2017 sales are consistent with our prior outlook, we now expect second half revenues will be at least 10% stronger than the first half of 2017.

“Given the record shipments of our Atlas III and the significant number of first-in-fab deliveries, we have increased our warranty reserve accrual to account for increased projected costs associated with installation and warranty activities. This accrual increase, along with the impact of the mix of products and customers in the quarter, resulted in gross margin coming in below guidance and below our target model. We expect margins to recover in the second quarter and be back within the target model ranges for the second half of 2017.

“As previously announced, we are also stepping up our investments in R&D for the development of new technology platforms and applications that will expand our served markets, provide incremental revenue streams and contribute to future growth. With the increasing tailwinds for our business and our strong position in the fastest-growing segments of our served markets, we believe we are well-positioned to continue to meaningfully outperform the industry in 2017, while achieving record revenues and delivering year-on-year revenue growth exceeding last year’s strong sequential increase.”

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

First Quarter 2017 Summary

Revenues for the first quarter of 2017 were $59.3 million, slightly up from $59.2 million in the fourth quarter of 2016, and up 24.9% from $47.5 million in the first quarter of 2016.  On a GAAP basis, gross margin was 48.0%, compared to 52.1% in the prior quarter and 51.6% in the year-ago period.  Operating income was $5.5 million, compared to $9.0 million in the prior quarter and $3.7 million in the year-ago period.  Net income was $5.4 million or $0.21 per diluted share, compared to $26.7 million or $1.04 per diluted share in the prior quarter and $3.5 million or $0.14 per diluted share in the first quarter of 2016.

On a non-GAAP basis, which excludes amortization of acquired intangible assets and restructuring, gross margin was 48.3%, compared to 52.3% in the prior quarter and 52.5% in the year-ago period.  Non-GAAP operating income was $5.8 million, compared to $9.1 million in the prior quarter and $4.2 million in the first quarter of 2016. Non-GAAP net income, which adjusts for amortization of intangible assets, restructuring and certain discrete tax items, was $4.8 million or $0.19 per diluted share, compared to $8.4 million or $0.33 per diluted share in the prior quarter and $3.9 million or $0.16 per diluted share in the first quarter of 2016.

Business Outlook

Management expects second quarter 2017 revenues in the range of $64 to $68 million. Gross margin is expected to be in the range of 51.5% to 53% on both a GAAP and non-GAAP basis. Management expects second-quarter operating expenses to range between $22.8 million and $23.5 million on both a GAAP and non-GAAP basis, and earnings in the range of $0.28 to $0.34 per diluted share on both a GAAP and non-GAAP basis.

Conference Call Details

A conference call to discuss first quarter 2017 results will be held today at 4:30 p.m. EDT (1:30 p.m. PDT). To participate in the conference call, the dial-in numbers are (877) 374-4041 for domestic callers and (253) 237-1156 for international callers. The conference ID is 94498167. A live and recorded webcast and supplemental financial information will be made available on the investor page of the Nanometrics website at www.nanometrics.com.

Use of Non-GAAP Financial Information

The non-GAAP gross profit, gross margin, operating income, operating income margin, net income, net income per share, which exclude certain expenses, charges and special items, and free cash flow, were not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Management uses non-GAAP financial results, which exclude amortization of acquired intangibles assets, restructuring charges, and certain discrete tax items, to evaluate the company’s ongoing performance and to enable comparison to other periods that did not include these items. The company believes the presentation of non-GAAP results is useful to investors for analyzing ongoing business trends, comparing performance to prior periods, and enhancing the investor’s ability to view the company’s results from management’s perspective; however, investors are cautioned that other companies may calculate these measures differently than Nanometrics does, which would limit the usefulness of these financial measures. A table presenting a reconciliation of GAAP results to non-GAAP results is included at the end of this press release and is available on the investor page of the Nanometrics website at www.nanometrics.com.

About Nanometrics

Nanometrics is a leading provider of advanced, high-performance process control metrology and inspection systems used primarily in the fabrication of semiconductors and other solid-state devices, including sensors, optoelectronic devices, high-brightness LEDs, discretes and data storage components.  Nanometrics’ automated and integrated metrology systems measure critical dimensions, device structures, topography and various thin film properties, including three-dimensional features and film thickness, as well as optical, electrical and material properties. The company’s process control solutions are deployed throughout the fabrication process, from front-end-of-line substrate manufacturing, to high-volume production of semiconductors and other devices, to advanced three-dimensional wafer-level packaging applications. Nanometrics’ systems enable advanced process control for device manufacturers, providing improved device yield at reduced manufacturing cycle time, supporting the accelerated product life cycles in the semiconductor and other advanced device markets. The company maintains its headquarters in Milpitas, California, with sales and service offices worldwide. Nanometrics is traded on NASDAQ Global Select Market under the symbol NANO. Nanometrics’ website is http://www.nanometrics.com.

Forward Looking Statements

Certain statements in this press release, including those found in the Q1 2017 Highlights, Dr. Stultz’s quote, and under the caption “Business Outlook,” are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those described in this release.  Although Nanometrics believes that the expectations reflected in the forward-looking statements are reasonable, actual results could differ materially from these expectations due to a variety of factors, including, but not limited to: decreased levels of industry spending; Nanometrics’ inability to gain additional market share, increase sales, ship products as scheduled, achieve customer acceptance of new products or outperform the industry; decreased demand for Nanometrics’ products; shifts in the timing of customer orders and product shipments; technology adoption rates; changes in customer and product mix; changes in market share; changes in operating expenses; and general economic conditions. For additional information and considerations regarding the risks faced by Nanometrics that could cause actual results to differ materially, see its annual report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission on March 3, 2017 including under the caption “Risk Factors,” as well as other periodic reports filed with the SEC from time to time. Nanometrics disclaims any obligation to update information contained in any forward-looking statement, except as required by law.

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	April 1, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$47,417	$47,062
Marketable securities	84,679	82,899
Accounts receivable, net	48,419	39,457
Inventories	41,544	38,837
Inventories-delivered systems	3,280	2,457
Prepaid expenses and other	5,925	5,667
Total current assets	231,264	216,379

Property, plant and equipment, net	43,176	44,226
Goodwill	9,227	8,940
Intangible assets, net	361	412
Deferred income tax assets	19,103	17,399
Other assets	405	474
Total assets	$303,536	$287,830

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,614	$11,342
Accrued payroll and related expenses	8,456	12,656
Deferred revenue	12,166	9,168
Other current liabilities	7,293	8,047
Income taxes payable	983	813
Total current liabilities	47,512	42,026

Deferred revenue	856	816
Income taxes payable	857	841
Deferred tax liabilities	21	20
Other long-term liabilities	377	353
Total liabilities	49,623	44,056

Stockholders’ equity:
Common stock	25	25
Additional paid-in capital	273,735	271,969
Accumulated deficit	(15,737)	(22,174)
Accumulated other comprehensive income (loss)	(4,110)	(6,046)
Total stockholders’ equity	253,913	243,774
Total liabilities and stockholders’ equity	$303,536	$287,830

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

(Unaudited)

	Three Months Ended
	April 1, 2017	March 26, 2016

Net revenues:
Products	$48,175	$39,214
Service	11,139	8,275
Total net revenues	59,314	47,489

Costs of net revenues:
Cost of products	25,401	18,079
Cost of service	5,278	4,484
Amortization of intangible assets	52	435
Restructuring	136	-
Total costs of net revenues	30,867	22,998
Gross profit	28,447	24,491

Operating expenses:
Research and development	8,600	8,068
Selling	7,884	7,249
General and administrative	6,307	5,420
Amortization of intangible assets	-	24
Restructuring	148	-
Total operating expenses	22,939	20,761
Income from operations	5,508	3,730

Other income (expense):
Interest income	1	9
Interest expense	(40)	(117)
Other income, net	(3)	225
Total other income (expense), net	(42)	117

Income before income taxes	5,466	3,847
Provision for income taxes	114	380
Net income	$5,352	$3,467

Net income per share:
Basic	$0.21	$0.14
Diluted	$0.21	$0.14

Shares used in per share calculation:
Basic	25,133	24,308
Diluted	25,833	24,597

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	April 1, 2017	March 26, 2016
Cash flows from operating activities:
Net income	$5,352	$3,467
Reconciliation of net income to net cash from operating activities:
Depreciation and amortization	1,854	2,176
Stock-based compensation	2,164	1,689
Loss on disposal of fixed assets	63	99
Inventory write down	406	651
Deferred income taxes	(479)	(30)
Changes in fair value of contingent consideration	-	55
Changes in assets and liabilities:
Accounts receivable	(6,874)	(5,197)
Inventories	(2,695)	(1,871)
Inventories-delivered systems	(823)	(1,283)
Prepaid expenses and other	(88)	605
Accounts payable, accrued and other liabilities	970	(1,468)
Deferred revenue	3,039	2,643
Income taxes payable	186	(1,037)
Net cash provided by operating activities	3,075	499

Cash flows from investing activities:
Sales of marketable securities	10,181	-
Maturities of marketable securities	24,531	13,153
Purchases of marketable securities	(36,514)	(12,953)
Purchase of property, plant and equipment	(47)	(610)
Net cash used in investing activities	(1,849)	(410)

Cash flows from financing activities:
Payments to Zygo Corporation related to acquisition	-	(84)
Proceeds from sale of shares under employee stock option and purchase plans	1,217	934
Taxes paid on net issuance of stock awards	(1,755)	(658)
Net cash provided by (used in) financing activities	(538)	192
Effect of exchange rate changes on cash and cash equivalents	(333)	238
Net increase in cash and cash equivalents	355	519
Cash and cash equivalents, beginning of period	47,062	38,154
Cash and cash equivalents, end of period	$47,417	$38,673

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	April 1, 2017		December 31, 2016		March 26, 2016
Reconciliation of GAAP gross profit and gross margin to non-GAAP gross profit and gross margin
GAAP gross profit and gross margin, respectively	$28,447	48.0%	$30,804	52.1%	$24,491	51.6%
Non-GAAP adjustments:
Restructuring included in cost of revenues	136	0.2%	-	-	-	-
Amortization of intangible assets	52	0.1%	143	0.2%	435	0.9%
Non-GAAP gross profit and gross margin, respectively	$28,635	48.3%	$30,947	52.3%	$24,926	52.5%

Reconciliation of GAAP operating income to non-GAAP operating income
GAAP operating income and operating margin, respectively	$5,508	9.3%	$8,963	15.2%	$3,730	7.9%
Non-GAAP adjustments:
Amortization of intangible assets included in cost of revenues	52	0.1%	143	0.2%	435	0.9%
Amortization of intangible assets included in operating expenses	-	-	-	-	24	0.0%
Restructuring included in cost of revenues	136	0.2%	-	-	-	-
Restructuring included in operating expenses	148	0.3%	-	-	-	-
Total non-GAAP adjustments to operating income	336	0.6%	143	0.2%	459	0.9%
Non-GAAP operating income and operating margin, respectively	$5,844	9.9%	$9,106	15.4%	$4,189	8.8%

Reconciliation of GAAP net income to non-GAAP net income
GAAP net income	$5,352		$26,654		$3,467
Non-GAAP adjustments:
Total non-GAAP adjustments to non-GAAP operating income	336		143		459
Discrete tax items and tax effect of non-GAAP adjustments	(901)		-		-
Income tax impact of change of valuation allowance on deferred tax assets	-		(18,443)		-
Non-GAAP net income	$4,787		$8,354		$3,926

GAAP net income per diluted share	$0.21		$1.04		$0.14

Non-GAAP net income per diluted share	$0.19		$0.33		$0.16

Shares used in diluted net income per share calculation	25,833		25,514		24,597

Reconciliation of net cash provided by operating activities to free cash flow
GAAP net cash provided (used in) by operating activities	$3,075		$11,584		$499
Purchase of property and equipment	(47)		(650)		(610)
Free cash flow	$3,028		$10,934		$(111)

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